Glowpoint Announces Fourth Quarter and Full Year 2017 Results

DENVER, CO, March 7, 2018 - Glowpoint, Inc. (NYSE American: GLOW) ("Glowpoint" or the "Company), a managed service provider of video collaboration and network applications, today announced financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter Financial Highlights
•Revenue of $3.4 million, operating income of $0.1 million, net loss of $0.1 million, adjusted EBITDA (“AEBITDA”) of $0.4 million, and cash flow from operations of $0.5 million. AEBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Information” later in this release for a reconciliation of this non-GAAP financial measure.
•Closed a registered direct offering of 0% Series B Convertible Preferred Stock in October 2017 for net proceeds to the Company of $2.3 million.
•Cash of $3.9 million and working capital of $3.1 million as of December 31, 2017.
•Stockholders’ equity of $12.3 million as of December 31, 2017. The Company expects to meet the continued listing standards of the NYSE American Company Guide relating to a minimum stockholders’ equity balance of $6.0 million following the filing today of the Company’s 2017 Annual Report on Form 10-K (as the Company has now reported two consecutive quarters of being in compliance with such standards).

Closed January 2018 Series C Convertible Preferred Stock Offering

On January 25, 2018, the Company closed a registered direct offering of its 0% Series C Convertible Preferred Stock for net proceeds to the Company of $1.5 million (the “Series C Offering”). The Company used $1.3 million of the net proceeds of the Series C Offering to retire all outstanding debt obligations and terminate the warrant with Super G Capital LLC in January 2018 (the “Super G Payoff”). The Company also made a $0.2 million principal payment in January 2018 on its loan from Western Alliance Bank. The Company’s balances of cash and outstanding debt as of January 31, 2018 were $3.6 million and $0.6 million, respectively.

“We are very pleased to have completed a series of financial transactions during the period from July 2017 through January 2018 that have significantly strengthened our balance sheet. We successfully reduced our outstanding debt obligations from $11.5 million as of June 30, 2017 to $0.6 million as of January 31, 2018, while increasing our cash position from $1.1 million as of June 30, 2017 to $3.6 million as of January 31, 2018,” said Glowpoint CFO David Clark.

“2017 was a transformational year for Glowpoint. We completed a complicated restructuring of our balance sheet culminated by our Series C equity round in January 2018 which now provides the company a foundation on which to pursue new market opportunities,” said Glowpoint President and CEO Peter Holst. “Video, as both a product and service, continues to be integral to the broader business objective enabling our customers to effectively assess the value, deployment and management of virtualized workflow. According to Wainhouse Research1, the 2016 UCaaS2 market was $6 billion, and is projected to grow to $14 billion in 2021, a 5 year CAGR of 18%. UCaaS seats are projected to grow from 133 million in 2016 to 343 million in 2021, but only an estimated 18% were actively used for UC in 2016. Given the growing market opportunity for end user adoption, the Company has made excellent progress in leveraging our core strengths in IT service management. We are on target to release a subset of new services this summer, focused on automation and microlearning, to a select group of current and prospective enterprise customers who want to accelerate next generation UC technology diffusion.”

Full Year Financial Highlights

•Revenue of $14.8 million, net income of $5.8 million, AEBITDA of $1.4 million, and cash flow from operations of $1.6 million. AEBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Information” later in this release for a reconciliation of this non-GAAP financial measure.
•Completed a recapitalization of the Company’s debt obligations on July 31, 2017 (the “Debt Recapitalization”), which resulted in: (i) the aggregate elimination of $11.6 million of total debt and accrued interest obligations owed by the Company to Main Street Capital Corporation and Shareholder Representative Services LLC and outstanding as of July 31, 2017; (ii) aggregate gross proceeds of $2.2 million from new debt obligations with Western Alliance Bank and Super G Capital LLC as of July 31, 2017, which proceeds were used to retire the Main Street loan and

1 Wainhouse Research - 2017 Unified Communications as a Service (UCaaS) Forecast” - September 2017
2 Unified Communications (UC) as a Service (UCaaS) is a sophisticated solution unifying communications tools on a single platform and accessible through the cloud.

purchase shares of the Company’s common stock held by Main Street; (iii) use of $0.4 million of the Company’s cash and (iv) the reduction of outstanding shares of the Company’s common stock by a net amount of 404,587 shares. The Company recorded a gain on debt extinguishment of $9.0 million during the year ended December 31, 2017 in connection with the Debt Recapitalization.

Glowpoint’s results from operations and financial condition are more fully discussed in our Annual Report on Form 10-K for the year ended December 31, 2017 on file with the Securities and Exchange Commission (the “SEC”).  Investors are encouraged to carefully review the Company’s Form 10-K for a complete analysis of its results from operations and financial condition.

About Glowpoint
Glowpoint, Inc. (NYSE American: GLOW) is a managed service provider of video collaboration and network applications. Our services are designed to provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration. Our customers include Fortune 1000 companies, along with small and medium enterprises in a variety of industries. To learn more please visit www.glowpoint.com.

Non-GAAP Financial Information

Adjusted EBITDA (“AEBITDA”), a non-GAAP financial measure, is defined as net income (loss) before depreciation, amortization, taxes, stock-based compensation and stock-based expense, impairment charges, and interest and other income (expense), net. AEBITDA is not intended to replace operating income (loss), net income (loss), cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA is an important measure used by management to assess the operating performance of the Company and is used in the calculation of financial covenants in the Company’s loan agreements. AEBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP, such as operating income (loss) or cash flow from operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net income (loss), operating income (loss) or any other GAAP measure of liquidity or financial performance. A reconciliation of AEBITDA to net income (loss) is shown in the attached schedules.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Glowpoint assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2017 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Glowpoint’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Glowpoint can give no assurance that its future results will be as estimated. Glowpoint does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

INVESTOR CONTACT:
Investor Relations
Glowpoint, Inc.
+1 303-640-3840
investorrelations@glowpoint.com
www.glowpoint.com

GLOWPOINT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value, stated value and shares)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$3,946	$1,140
Accounts receivable, net	1,220	1,635
Prepaid expenses and other current assets	715	978
Total current assets	5,881	3,753
Property and equipment, net	1,159	2,203
Goodwill	7,750	9,225
Intangibles, net	626	1,309
Other assets	8	10
Total assets	$15,424	$16,500
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,194	$10,660
Accounts payable	337	75
Accrued expenses and other liabilities	1,003	1,212
Accrued sales taxes and regulatory fees	259	395
Total current liabilities	2,793	12,342
Long-term liabilities:
Deferred tax liability	—	230
Long-term debt, net of current portion	369	—
Total long-term liabilities	369	230
Total liabilities	3,162	12,572
Stockholders’ equity:
Preferred stock, Series A-2, convertible; $.0001 par value; $7,500 stated value; 7,500 shares authorized, 32 shares issued and outstanding and liquidation preference of $237 at December 31, 2017 and 2016, respectively	—	—
Preferred stock, Series B, convertible; $.0001 par value; $1,000 stated value; 2,800 shares authorized, 450 shares issued and outstanding and liquidation preference of $450 at December 31, 2017 and none at December 31, 2016	—	—
Common stock, $.0001 par value; 150,000,000 shares authorized; 45,161,000 shares issued and 44,510,000 outstanding at December 31, 2017 and 36,659,000 issued and 36,455,000 outstanding at December 31, 2016	5	4
Treasury stock, 651,000 and 204,000 shares at December 31, 2017 and 2016, respectively	(352)	(219)
Additional paid-in capital	183,114	180,433
Accumulated deficit	(170,505)	(176,290)
Total stockholders’ equity	12,262	3,928
Total liabilities and stockholders’ equity	$15,424	$16,500

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and GAAP to Non-GAAP Reconciliation
(In thousands, except per share data)
(Three months data is unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$3,382	$4,268	$14,799	$19,218
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	1,909	2,494	8,606	11,682
Research and development	274	300	1,148	1,117
Sales and marketing	45	88	413	664
General and administrative	821	1,196	3,665	5,206
Impairment charges	1	46	1,713	675
Depreciation and amortization	250	450	1,621	1,959
Total operating expenses	3,300	4,574	17,166	21,303
Income (loss) from operations	82	(306)	(2,367)	(2,085)
Interest expense and other, net	100	374	1,017	1,455
Gain on extinguishment of debt	—	—	(9,045)	—
Amortization of debt discount	43	18	106	72
Interest and other (income) expense, net	143	392	(7,922)	1,527
Income (loss) before income taxes	(61)	(698)	5,555	(3,612)
Income tax benefit	—	(186)	(230)	(79)
Net income (loss)	(61)	(512)	5,785	(3,533)
Preferred stock dividends	61	3	70	12
Net income (loss) attributable to common stockholders	$(122)	$(515)	$5,715	$(3,545)

Net income (loss) attributable to common stockholders per share:
Basic net income (loss) per share	$ (0.00)	$(0.01)	$0.15	$(0.10)
Diluted net income (loss) per share	$ (0.00)	$(0.01)	$0.14	$(0.10)

GAAP to Non-GAAP Reconciliation:
Net income (loss)	$(61)	$(512)	$5,785	$(3,533)
Depreciation and amortization	250	450	1,621	1,959
Interest and other (income) expense, net	143	392	(7,922)	1,527
Income tax benefit	—	(186)	(230)	(79)
EBITDA *	332	144	(746)	(126)
Stock-based compensation	81	180	458	929
Stock-based expense	—	36	—	204
Impairment charges	1	46	1,713	675
Adjusted EBITDA	$414	$406	$1,425	$1,682
* Negative amounts represents a loss

GLOWPOINT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$5,785	$(3,533)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,621	1,959
Bad debt expense (recovery)	(2)	20
Amortization of debt discount	106	72
Non-cash interest expense	213	—
Gain on debt extinguishment	(9,045)	—
Stock-based compensation expense	458	929
Stock-based expense	—	204
Impairment charges	1,713	675
Deferred tax benefit	(230)	(79)
Changes in assets and liabilities:
Accounts receivable	421	1,043
Prepaid expenses and other current assets	263	(425)
Other assets	2	1
Accounts payable	262	(310)
Accrued expenses and other liabilities	178	(327)
Accrued sales taxes and regulatory fees	(136)	(46)
Net cash provided by operating activities	1,609	183
Cash flows from investing activities:
Purchases of property and equipment	(133)	(382)
Net cash used in investing activities	(133)	(382)
Cash flows from financing activities:
Principal payments under borrowing arrangements	(605)	(400)
Proceeds from new loan agreements, net of expenses of $175	2,025	—
Payment of equity issuance costs	(45)	(12)
Proceeds from Series B preferred stock, net of expenses of $520	2,280	—
Purchase of treasury stock	(2,325)	(13)
Net cash provided by (used in) financing activities	1,330	(425)
Increase (decrease) in cash and cash equivalents	2,806	(624)
Cash at beginning of period	1,140	1,764
Cash at end of period	$3,946	$1,140

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$878	$1,116

Non-cash investing and financing activities:
Conversion of preferred stock to common stock	$1	$—
Extinguished debt and accrued interest in exchange for common stock	$2,192	$—
Recognition of prepaid equity issuance costs as additional paid-in capital	$—	$18
Accrued preferred stock dividends	$12	$12